UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 2, 2024

Hennessy Capital Investment Corp. VI

(Exact name of Registrant as specified in its charter)

Delaware	001-40846	86-1626937
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 1036, 195 US HWY 50 Suite 309 Zephyr Cove, NV	89448
(Address of principal executive offices)	(Zip Code)

(775)-339-1671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Class A common stock, par value $0.0001 per share	HCVI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	HCVIW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	HCVIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2024, Gregory D. Ethridge resigned from the Board of Directors (the "Board") of Hennessy Capital Investment Corp. VI (the “Company”), effective immediately. In light of Mr. Ethridge’s resignation from the Board, the size of the Board was reduced from six directors to five directors, effective as of August 2, 2024.

On August 2, 2024, Nicholas A. Petruska resigned from all of his officer positions at the Company including as Executive Vice President, Chief Financial Officer and Secretary, as well as Principal Financial and Accounting Officer of the Company. Mr. Petruska’s resignation is unrelated to any disagreement regarding the Company’s financial statement disclosures, accounting principles or practices, or operations or affairs.

The Company and Mr. Petruska have agreed in principle to execute a separation agreement that requires Mr. Petruska to provide reasonable and timely cooperation to transfer his knowledge and duties as reasonably requested by the Company following his separation, and, provided that he provides such cooperation, Mr. Petruska will remain eligible to receive his previously accrued deferred compensation, which is $476,000 as of July 31, 2024, and payable upon closing of the Company's initial business combination. No other payments are due to Mr. Petruska pursuant to the agreement in principle. The Company and Mr. Petruska will provide a mutual release of claims and mutual non-disparagement covenant in the separation agreement.

Effective immediately upon such resignation by Mr. Petruska, the Board appointed Nicholas Geeza as the Company’s Executive Vice President, Chief Financial Officer and Secretary, and the Principal Financial and Accounting Officer. Mr. Geeza, age 39, has served as Head of Business Development of Hennessy Capital Growth Strategies, an alternative investment company, since April 2023, as Chief Financial Officer of Compass Digital Acquisition Corp (NASDAQ: CDAQ), a special purpose acquisition company, since August 2023, and as Chief Financial Officer of Global Technology Acquisition Corp. I (NASDAQ: GTAC), a special purpose acquisition company, since April 2024. Mr. Geeza previously served as Chief Financial Officer of two (NYSE: TWOA), a special purpose acquisition company, from May 2023 to March 2024, and as Enterprise Sales Director for Capital Preferences, Ltd., a wealth technology platform focused on using behavioral economics to reveal client preferences and drive increased assets under management for global enterprise financial institutions, from March 2022 to April 2023. From November 2007 to March 2022, Mr. Geeza served as Senior Vice President in the Derivative Products Group at U.S Bank National Association, where he was responsible for developing and servicing client relationships in the National Corporate Banking Technology, Automotive and Insurance divisions. During his tenure, Mr. Geeza assisted in the development and successful implementation of a dynamic hedging platform, advised on compliance with U.S. GAAP accounting requirements, and negotiated International Swaps and Derivatives Association, Dodd-Frank, and collateral management documentation. Prior to U.S. Bank, Mr. Geeza worked at JP Morgan Chase & Co. in New York. Mr. Geeza graduated Cum Laude with a B.S. from Georgetown University and earned an MBA from the University of Chicago Booth School of Business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY CAPITAL INVESTMENT CORP. VI

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

Dated: August 5, 2024

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